As filed with the Securities and Exchange Commission on March 2, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EOG RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	47-0684736
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification No.)

1111 Bagby, Sky Lobby 2 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

EOG RESOURCES, INC. 409A DEFERRED COMPENSATION PLAN

(formerly known as the EOG Resources, Inc. 1996 Deferral Plan)

Frederick J. Plaeger, II

Senior Vice President and General Counsel

EOG Resources, Inc.

1111 Bagby, Sky Lobby 2

Houston, Texas 77002

(Name and address of agent for service)

(713) 651-7000

(Telephone number, including area code, of agent for service)

With Copy to:

John Goodgame

Akin Gump Strauss Hauer & Feld L.L.P.

1111 Louisiana Street, 44th Floor

Houston, Texas 77002

(713) 220-8144

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Calculation of Registration Fee

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $.01 per share	150,000 shares	$115.29	$17,293,500	$1,981.84

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement on Form S-8 shall be deemed to cover any additional shares of Common Stock that become issuable under the EOG Resources, Inc. 409A Deferred Compensation Plan (as amended) (formerly known as the EOG Resources, Inc. 1996 Deferral Plan) by reason of any stock split, stock dividend or other similar transaction.
(2)	Pursuant to Rule 457(c) and (h), the proposed maximum offering price is estimated, solely for the purpose of determining the registration fee, on the basis of the average of the high and low prices of the Common Stock on the New York Stock Exchange on February 29, 2012.

This Registration Statement is being filed, in accordance with General Instruction E to Form S-8, to register additional shares of Common Stock for issuance and sale under the EOG Resources, Inc. 409A Deferred Compensation Plan (as amended) (formerly known as the EOG Resources, Inc. 1996 Deferral Plan). The contents of the Registrant’s Form S-8 Registration Statement (No. 333-84014) relating to the same employee benefit plan are incorporated by reference in this Registration Statement.

The following information and exhibits are filed as part of this Registration Statement, in accordance with General Instruction E to Form S-8:

Item 5.	Interests of Named Experts and Counsel.

Certain legal matters in connection with the securities offered hereby are being passed upon for the Registrant by Akin, Gump, Strauss, Hauer & Feld, L.L.P, Houston, Texas.

Item 8.	Exhibits.

4.1(a)	Restated Certificate of Incorporation, dated September 3, 1987 (incorporated by reference to Exhibit 3.1(a) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008).

4.1(b)	Certificate of Amendment of Restated Certificate of Incorporation, dated May 3, 2005 (incorporated by reference to Exhibit 3.1(l) to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005) (SEC File No. 001-09743).

4.2 5.1*

Bylaws, as amended and restated effective as of February 26, 2009 (incorporated by reference to Exhibit 3.2(a) to the Registrant’s Current Report on Form 8-K, filed March 4, 2009).

Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.

10.1(a)	EOG Resources, Inc. 409A Deferred Compensation Plan - Nonqualified Supplemental Deferred Compensation Plan - Plan Document, effective as of December 16, 2008 (formerly known as the EOG Resources, Inc. 1996 Deferral Plan) (incorporated by reference to Exhibit 10.2(a) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008).

10.1(b)	EOG Resources, Inc. 409A Deferred Compensation Plan - Nonqualified Supplemental Deferred Compensation Plan - Adoption Agreement, originally dated as of December 16, 2008 (and as amended through February 24, 2012 (including an amendment to Item 7 thereof, effective January 1, 2012, with respect to the deferral of restricted stock units)) (formerly known as the EOG Resources, Inc. 1996 Deferral Plan) (incorporated by reference to Exhibit 10.2(b) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011) (originally filed as Exhibit 10.2(b) to EOG’s Annual Report on Form 10-K for the year ended December 31, 2008).

23.1*	Consent of Deloitte & Touche LLP.

23.2	Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in Exhibit 5.1 to this Registration Statement).

23.3*	Consent of DeGolyer and MacNaughton.

24.1*	Certain Powers of Attorney.

*	Exhibits filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 2, 2012.

EOG RESOURCES, INC. (Registrant)

/s/ Timothy K. Driggers
Timothy K. Driggers
Vice President and Chief Financial Officer
(Principal Financial Officer and Duly Authorized Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark G. Papa Mark G. Papa	Chairman of the Board, Chief Executive Officer (Principal Executive Officer) and Director	March 2, 2012

/s/ Timothy K. Driggers Timothy K. Driggers	Vice President and Chief Financial Officer (Principal Financial Officer)	March 2, 2012

/s/ Ann D. Janssen Ann D. Janssen	Vice President, Accounting (Principal Accounting Officer)	March 2, 2012

* George A. Alcorn	Director	March 2, 2012

* Charles R. Crisp	Director	March 2, 2012

* James C. Day	Director	March 2, 2012

* H. Leighton Steward	Director	March 2, 2012

S-1

* Donald F. Textor	Director	March 2, 2012

* Frank G. Wisner	Director	March 2, 2012

*BY: /s/ Michael P. Donaldson Michael P. Donaldson Attorney-in-Fact for persons indicated	Attorney-in-Fact	March 2, 2012

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EXHIBIT INDEX

4.1(a)	Restated Certificate of Incorporation, dated September 3, 1987 (incorporated by reference to Exhibit 3.1(a) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008).

4.1(b)	Certificate of Amendment of Restated Certificate of Incorporation, dated May 3, 2005 (incorporated by reference to Exhibit 3.1(l) to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005) (SEC File No. 001-09743).

4.2 5.1*

Bylaws, as amended and restated effective as of February 26, 2009 (incorporated by reference to Exhibit 3.2(a) to the Registrant’s Current Report on Form 8-K, filed March 4, 2009).

Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.

10.1(a)	EOG Resources, Inc. 409A Deferred Compensation Plan - Nonqualified Supplemental Deferred Compensation Plan - Plan Document, effective as of December 16, 2008 (formerly known as the EOG Resources, Inc. 1996 Deferral Plan) (incorporated by reference to Exhibit 10.2(a) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008).

10.1(b)	EOG Resources, Inc. 409A Deferred Compensation Plan - Nonqualified Supplemental Deferred Compensation Plan - Adoption Agreement, originally dated as of December 16, 2008 (and as amended through February 24, 2012 (including an amendment to Item 7 thereof, effective January 1, 2012, with respect to the deferral of restricted stock units)) (formerly known as the EOG Resources, Inc. 1996 Deferral Plan) (incorporated by reference to Exhibit 10.2(b) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011) (originally filed as Exhibit 10.2(b) to EOG’s Annual Report on Form 10-K for the year ended December 31, 2008).

23.1*	Consent of Deloitte & Touche LLP.

23.2	Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in Exhibit 5.1 to this Registration Statement).

23.3*	Consent of DeGolyer and MacNaughton.

24.1*	Certain Powers of Attorney.

*	Exhibits filed herewith.

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